NEWS RELEASE
- ------------


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION:
William D. Snyder, Chief Financial Officer             (408) 492-8481
Jack Menache, General Counsel                          (408) 492-8444


                     ======================================
                               IDT TO SPLIT STOCK
                     ======================================


SANTA CLARA, Calif., August 2, 1995--Integrated Device Technology, Inc. (IDT), today announced a two-for-one stock split in the form of a 100% common stock dividend payable to shareholders of record as of August 25, 1995. The stock dividend is subject to the approval of shareholders of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares issuable by the Company from 70,000,000 to 210,000,000. Shareholders of record at the close of business on August 25, 1995 will receive certificates representing one additional share for every share held at that time. Distribution of additional shares is expected to occur on or about September 15, 1995. The proposal to amend the Company's Certificate of Incorporation has been submitted to the Company's shareholders for a vote at the Company's next Annual Meeting of Shareholders on August 24, 1995.




INTEGRATED DEVICE TECHNOLOGY, INC.
2975 Stender Way   Santa Clara, CA 94054-3090   (800) 345-7015  FAX 408-492-8674